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                                                                  Exhibit 4.3(c)

                          AMENDMENT TO RIGHTS AGREEMENT

     This Amendment, dated as of January 1, 2003 (this "Amendment"), to the Rights Agreement, dated as of March 28, 1991, as amended and restated as of December 8, 2000 (the "Rights Agreement"), is among Cabot Oil & Gas Corporation, a Delaware corporation (the "Company"), Fleet National Bank, formerly known as The First National Bank of Boston and as BankBoston, N.A. (the "Former Rights Agent"), and The Bank of New York (the "New Rights Agent").

     WHEREAS, the Company and the Former Rights Agent entered into the Rights Agreement specifying the terms of the Rights (as defined therein);

     WHEREAS, the Former Rights Agent is resigning as Rights Agent and the Company desires to appoint the New Rights Agent as successor Rights Agent;

     WHEREAS, the Company desires to amend the Rights Agreement in accordance with Section 27 of the Rights Agreement to reflect the succession of the New Rights Agent to the position of Rights Agent and make a related change to the Rights Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein and in the Rights Agreement, the parties hereby agree as follows:

     Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meaning assigned to such terms in the Rights Agreement.

     Section 2. Amendment to Rights Agreement. The definition of "Business Day" in Section 1 of the Rights Agreement is hereby amended to read in its entirety as follows:

        "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     Section 3. Successor Rights Agent. The Former Rights Agent hereby resigns as Rights Agent, the Company hereby appoints the New Rights Agent as the Rights Agent under the Rights Agreement pursuant to Section 21 of the Rights Agreement, and the New Rights Agent hereby accepts such appointment. Such resignation and appointment are effective as of the date of this Amendment.

     Section 4. Miscellaneous.

     (a) The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby.

     (b) This Amendment shall be effective as of the date first above written, and, except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

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     (c) This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all for which together shall constitute one and the same instrument.

     (d) This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

     (e) Except to the extent specifically amended hereby, the provisions of the Rights Agreement shall remain unmodified, and the Rights Agreement as amended hereby is confirmed as being in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                           CABOT OIL & GAS CORPORATION

                           By:___________________________________________

                                 Lisa A. Machesney
                           Its:  Vice President
                               ------------------------------------------



                           EQUISERVE TRUST COMPANY N.A.

                           By:___________________________________________

                           Its:__________________________________________



                           THE BANK OF NEW YORK


                           By:___________________________________________

                           Its:__________________________________________

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